Exhibit 32
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-KSB for the year ended October 31, 2005, fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report fairly presents in all material respect the financial condition and results of operations of Vitro Diagnostics, Inc.

Date: February 6, 2006	By:	/s/ James T. Posillico

Name: James T. Posillico Title: President and Chief Executive Officer Vitro Diagnostics, Inc.

	By:	/s/ James R. Musick

Name: James R. Musick Title: Chairman and Principal Financial Officer Vitro Diagnostics, Inc.